Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (No. 333-168569) on Form N-1A of Equinox EquityHedge U.S. Strategy Fund, a series of the Equinox Funds Trust, of our report dated August 29, 2016, relating to our audit of the financial statements and financial highlights, which appear in the June 30, 2016 Annual Report to Shareholders which are also incorporated by reference into this Registration Statement.

We also consent to the references to our firm under the captions “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Portfolio Holdings Disclosure” in such Registration Statement.

/s/ RSM US LLP

Denver, Colorado

October 28, 2016

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (No. 333-168569) on Form N-1A of Equinox IPM Systematic Macro Fund, a series of the Equinox Funds Trust, of our report dated October 26, 2016, relating to our audit of the consolidated financial statements and financial highlights, which appear in the June 30, 2016 Annual Report to Shareholders which are also incorporated by reference into this Registration Statement.

We also consent to the references to our firm under the captions “Consolidated Financial Highlights”, “Independent Registered Public Accounting Firm” and “Portfolio Holdings Disclosure” in such Registration Statement.

/s/ RSM US LLP

Denver, Colorado

October 28, 2016